EXHIBIT 2 TO SCHEDULE 13D

        Exhibit 1 (Demand Registration Rights) to Modification Agreement

1.   CERTAIN  DEFINITIONS. As used herein, unless the context otherwise requires
(a) all capitalized terms not defined herein shall have the meanings set forth in the "Synergy SPA" (as defined in the Modification Agreement to which this document is an Exhibit), and (b) the following terms shall have the following respective meanings:

     "HOLDER" shall mean the Purchaser holding Registrable Stock and any other Person holding shares of Registrable Stock to whom the rights under this Agreement have been transferred in accordance with SECTION 5 below.

     The terms "REGISTER," "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by Purchaser and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

     "REGISTRABLE STOCK" shall mean (i) the Synergy Common Stock acquired by Purchaser pursuant to the Modification Agreement (including any received upon exercise of the Synergy Options granted thereunder); and (ii) any shares of Common Stock issuable with respect thereto upon any stock split, or stock dividend, or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization or otherwise.

     2.  DEMAND REGISTRATION RIGHTS.

     2.1 If the  Company  shall  receive  from any  Holder a  written  demand (a
"Demand Registration") that the Company effect any registration under the Securities Act of 1933, as amended (the "Act"), of all or part of the Registrable Stock the Company will use its diligent best efforts to effect such registration as soon as practicable as may be so demanded and as will permit or facilitate the sale and distribution of all or such portion of the Holders' Registrable Stock as are specified in such demand; provided, that the Company shall not be obligated to take any action to effect any such registration, pursuant to this paragraph 2.1:

     2.1.1 Within one hundred eighty (180) days immediately following the effective date of any registration statement pertaining to an underwritten public offering of securities of the Company for its own account (other than a registration on Form S-4 or any similar or comparable form relating solely to a Commission Rule 145 transaction, or a registration relating solely to employee benefit plans);


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     2.1.2 If the Company shall furnish to such Holders a certificate  signed by the President of the Company, stating that in the good faith judgment of the board of directors of the Company it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed at the date filing would be required, in which case the Company shall have an additional period of not more than ninety (90) days within which to file such registration statement; provided, however, that the Company shall not use this right more than once in any twelve month period;

     2.1.3 After the Company has effected one (1) registration  pursuant to this
Section 2.1 and such registration has been declared or ordered effective; and

     2.1.4 With respect to a demand made prior to December 1, 2001.

     2.2 Obligations of the Company. Whenever required under this Agreement to use its best efforts to register any Registrable Stock, the Company shall as expeditiously as reasonably possible:

     2.2.1 Prepare and file with the SEC a registration statement with respect to such Registrable Stock and use its best efforts to cause such registration statement to become effective, and, keep such registration statement effective for a period of up to one hundred twenty (120) days or until such earlier date on which the distribution contemplated in the registration statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of the managing underwriter and (ii) in the case of any registration of Registrable Stock on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Stock are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and; provided further, that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, in the registration statement.

     2.2.2 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

     2.2.3 Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act and


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such other  documents as they may reasonably  request in order to facilitate the disposition of Registrable Stock owned by them.

     2.2.4 Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

     2.2.5 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

     2.2.6 Notify each Holder of Registrable Stock covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     2.2.7 Cause all such Registrable Stock registered pursuant hereto to be listed on each securities exchange on which similar securities issued by the Company are then listed.

     2.2.8 Provide a transfer agent and registrar for all Registrable Stock registered pursuant hereto and a CUSIP number for all such Registrable Stock, in each case not later than the effective date of such registration.

     3. UNDERWRITTEN PUBLIC OFFERING: AGREEMENTS.

     3.1 In the event that any registration shall be, in whole or in part, an underwritten public offering, the number of shares of Registrable Stock to be included in such an underwriting may be reduced (but not below 50% of the securities to be sold in such offering) to the extent that the managing underwriter shall be of the opinion (a written copy of which shall be delivered to the Holder) that such inclusion would materially adversely affect the marketing of the securities to be sold by the Company under such registration statement.

     3.2 In connection with each registration covering an underwritten public offering, the Company and the Holder agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and


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investment  stature;  provided,  however,  that the Holder of Registrable  Stock shall not be required to make any representations or warranties or agreements other than representations, warranties and agreements regarding such Holder, such Holder's Registrable Stock and the intended method of distribution and; provided further, that such Holder may require that any or all representations, warranties, conditions precedent and other agreements by the Company for the benefit of the underwriter shall also be for the benefit of such Holder. Each registration shall also be subject to the execution of a written agreement between the Company and the Holder containing provisions for indemnification and contribution and such other provisions as are customary for such an arrangement between the Company and Holders of demand registration rights.

     4. EXPENSES. The Company and Holder shall each bear and pay fifty percent (50%) of all expenses incurred in connection with any registration, filing or qualification of Registrable Stock with respect to registrations pursuant hereto for each Holder (which right may be assigned as provided herein), including, without limitation, all registration, filing and qualification fees, printers and accounting fees relating or apportionable thereto and the reasonable fees and disbursements of counsel for the Company in its capacity as counsel to the selling Holders hereunder, but excluding underwriting discounts and commissions relating to such Registrable Stock, which discounts and expenses shall be borne entirely by Holder.

     5. TRANSFERABILITY OF REGISTRATION RIGHTS. The registration rights set forth in this Agreement are transferable to each transferee of Registrable Stock who receives at least 10% of the aggregate Registrable Stock owned by Holder on the date hereof; provided, that such transferee's activities, products and services are not competitive in any material respect with activities, products or services of the Company as reasonably determined by the Board of Directors. Each subsequent Holder of Registrable Stock must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights granted pursuant to this Agreement.

     6. NO EFFECT. Notwithstanding anything to the contrary contained herein, the provisions of this Exhibit 1 shall not be applicable to Holder's exercise of its piggyback registration rights as provided in Section 2.5 of the Synergy SPA (and as provided in Paragraph 8 of the Modification Agreement to which this document is an Exhibit), which rights shall continue to be governed by the provisions of the Synergy SPA and Exhibit A thereto.



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